Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated November 26, 2024, relating to the financial statements and financial highlights of the Funds indicated in the table below (the “Funds”), appearing in Form N-CSR of the Funds for the year ended September 30, 2024.

Funds	Trust
MassMutual Equity Opportunities Fund	MassMutual Select Funds
MassMutual Diversified Value Fund	MassMutual Select Funds
MassMutual Total Return Bond Fund	MassMutual Select Funds
MassMutual Core Bond Fund	MassMutual Premier Funds

We also consent to the references to us under the headings (i) “Financial Highlights of the Acquiring Funds” in the Combined Information Statement/Prospectus, (ii) “Financial Statements” in the Statement of Additional Information, (iii) “Independent Registered Public Accounting Firm” and “Financial Statements” included within Appendix A to the Statement of Additional Information, and (iv) “Independent Registered Public Accounting Firm” and “Financial Statements” included within Appendix B to the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 3, 2025